Exhibit 10.6

Keel Infrastructure Corp.
(the “Company”)

AMENDED AND RESTATED
LONG-TERM PERFORMANCE INCENTIVE PLAN

Section 1. ESTABLISHMENT AND PURPOSE OF THIS PLAN

The name of the plan is the Keel Infrastructure Corp. - Amended and Restated Long-Term Performance Incentive Plan (the “Plan”). The Plan was entered into to amend and restate Bitfarms Ltd.’s Long-Term Incentive Plan approved by the shareholders of Bitfarms Ltd. on June 30, 2025. The amendment and restatement is being made in connection with Bitfarms Ltd.’s redomiciliation to the U.S whereby shareholders of Bitfarms Ltd. will exchange their shares for shares of common stock of the Company.

The purpose of this Plan is to promote the long-term success of the Company and the creation of Shareholder value by: (a) encouraging the attraction and retention of Eligible Persons; (b) encouraging such Eligible Persons to focus on critical long-term objectives; and (c) promoting greater alignment of the interests of such Eligible Persons with the interests of the Company.

To this end, this Plan provides for the grant of Restricted Share Units, Performance Share Units, Deferred Share Units and Options to Eligible Persons as further described in this Plan.

Section 2. DEFINITIONS

As used in this Plan, the following terms shall have the meanings set forth below:

(a)	“Affiliate” means, unless otherwise required by the TSX with respect to an Award, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified;

(b)	“Award” means any award of Restricted Share Units, Performance Share Units, Deferred Share Units, or Options granted under this Plan;

(c)	“Award Agreement” means any written agreement, contract, or other instrument or document, including an electronic communication, as may from time to time be designated by the Company as evidencing any Award granted under this Plan;

(d)	“Blackout Period” means, with respect to any person, the period of time when, pursuant to any policies or determinations of the Company, securities of the Company may not be traded by such person, including any period when such person has material undisclosed information with respect to the Company, but excluding any period during which a regulator has halted trading in the Company’s securities;

(e)	“Board” means the board of directors of the Company;

(f)	“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banking institutions in New York, New York or Toronto, Ontario, Canada are authorized or required by Law to be closed;

(g)	“Cashless Exercise” has the meaning given to that term in Section 5(d)(xii);

(h)	“Cessation Date” means, the effective date on which a Participant ceases to be a Director of the Company or a Subsidiary for any reason;

(i)	“Change of Control” means, unless otherwise defined in the Participant’s employment or service agreement or in the applicable Award Agreement, the occurrence of any of the following:

(i)	any transaction at any time and by whatever means pursuant to which any Person or any group of two or more Persons acting jointly or in concert (other than the Company or any wholly owned subsidiary of the Company) becomes the “beneficial owner” (as defined in Rule 13d-3 under the United States Securities Exchange Act of 1934, as amended) of, or acquires the right to exercise control or direction over, securities of the Company representing fifty percent (50%) or more of the then issued and outstanding voting securities of the Company in any manner whatsoever, including, without limitation, as a result of an issuance or exchange of securities, a merger of the Company with any other Person, a capital reorganization or any other business combination or reorganization;

(ii)	the sale, assignment or other transfer of all or substantially all of the assets of the Company to a Person or any group of two or more Persons acting jointly or in concert (other than a wholly owned subsidiary of the Company);

(iii)	the date which is 10 Business Days prior to the consummation of a complete dissolution or liquidation of the Company, except in connection with the distribution of assets of the Company to one or more Persons which were wholly-owned subsidiaries of the Company prior to such event;

(iv)	the occurrence of a transaction requiring approval of the Company’s security holders whereby the Company is acquired through consolidation, merger, exchange of securities, purchase of assets, amalgamation, statutory arrangement or otherwise by any Person or any group of two or more Persons acting jointly or in concert (other than an exchange of securities with a wholly-owned subsidiary of the Company); or

(v)	a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election;

provided that an event described in this definition shall not constitute a Change of Control where such event occurs as a result of a Permitted Reorganization;

(j)	“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto;

(k)	“Committee” means such committee of the Board performing functions in respect of compensation as may be determined by the Board from time to time;

(l)	“Company” means Keel Infrastructure Corp., a Delaware corporation, and any of its successors or assigns;

(m)	“Constructive Dismissal” unless otherwise defined in the Participant’s employment agreement or in the applicable Award Agreement, has the meaning ascribed thereto pursuant to applicable common law and shall include, without in any way limiting its meaning under applicable common law, any material change (other than a change which is clearly consistent with a promotion) imposed by the Company, or any of its subsidiaries or Affiliates, without the Participant’s consent to the Participant’s title, responsibilities or reporting relationships, or a material reduction of the Participant’s compensation except where such reduction is applicable to all officers, if the Participant is an officer, or all employees, if the Participant is an employee of the Employer, provided that the termination of any Participant shall be considered to arise as a result of Constructive Dismissal only if such termination occurs due to such Participant resigning from employment within 30 days of the occurrence of the event described as giving rise to such Constructive Dismissal;

(n)	“Consultant” means an individual (other than a Key Employee or Director) that:

(i)	is engaged to provide, on an ongoing bona fide basis, consulting, technical, management or other services to the Company or an affiliate of the Company, other than services provided in relation to a distribution (as defined in the Securities Act);

(ii)	provides the services under a written contract between the Company or any of its subsidiaries and the Person or the Company, as the case may be; and

(iii)	in the reasonable opinion of the Company, spends or will spend a significant amount of time on the affairs and business of the Company or of any of the Company’s subsidiaries;

(o)	“Deferred Share Unit” or “DSU” means a right to receive on a deferred basis a payment in either Shares or cash as provided in Section 5(c) hereof and subject to the terms and conditions of this Plan and the applicable Award Agreement;

(p)	“Determination Date” means a date determined by the Board in its sole discretion but not later than 90 days after the expiry of a Performance Cycle;

(q)	“Director” means a member of the Board;

(r)	“Disability” means any medical condition which qualifies a Participant for benefits under a long-term disability plan of the Company or Subsidiary;

(s)	“Disinterested Shareholder Approval” means approval by a majority of the votes cast by all the Company’s Shareholders at a duly constituted meeting of Shareholders, excluding votes attached to Shares beneficially owned by Insiders to whom Awards may be granted under this Plan, or, with respect to a grant, issue or amendment of an Award that requires Disinterested Shareholder Approval pursuant to the rules and policies of the TSX, approval by a majority of the votes cast by all the Company’s Shareholders at a duly constituted meeting of Shareholders, excluding votes attached to Shares beneficially owned by Eligible Persons that hold or will hold an Award subject to such grant, issue or amendment, and the Affiliates of such Eligible Persons;

(t)	“Effective Date” has the meaning ascribed thereto in Section 8;

(u)	“Election Form” means the form to be completed by a Director specifying the amount of Fees he or she wishes to receive in Deferred Share Units under this Plan;

(v)	“Eligible Person” means Directors, officers, Key Employees, Consultants or management company employees of the Company and its Subsidiaries, or companies in which Directors, officers, Key Employees, Consultants or management company employees of the Company have control;

(w)	“Fair Market Value” means, unless otherwise determined by the Board or defined in the applicable Award Agreement, the closing sale price of a Share reported on the last preceding Trading Day on which there was a sale of Shares on the Nasdaq Stock Market;

(x)	“Fees” means the annual board retainer, chair fees, meeting attendance fees or any other fees payable to a Director by the Company;

(y)	“Former Plan” means the Company’s Long-Term Incentive Plan, as adopted on May 18, 2021, and amended on March 18, 2021, March 3, 2022, January 15, 2024 and April 16, 2024;

(z)	“Grant Date” means, for any Award, the date specified by the Board as the grant date at the time it grants the Award or, if no such date is specified, the date upon which the Award was actually granted;

(aa)	“Insider” has the meaning attributed thereto in the Manual;

(bb)	“Investor Relations Activities” means any activities, by or on behalf of the Company or a Shareholder of the Company, that promote or reasonably could be expected to promote the purchase or sale of securities of the Company, but does not include:

(i)	the dissemination of information provided, or records prepared, in the ordinary course of business of the Company

A.	to promote the sale of products or services of the Company, or

B.	to raise public awareness of the Company,

that cannot reasonably be considered to promote the purchase or sale of securities of the Company;

(ii)	activities or communications necessary to comply with the requirements of:

A.	applicable securities laws;

B.	TSX requirements or the bylaws, rules or other regulatory instruments of any other self-regulatory body or exchange having jurisdiction over the Company;

(iii)	communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if:

A.	the communication is only through the newspaper, magazine or publication, and

B.	the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or

(iv)	activities or communications that may be otherwise specified by the TSX;

(cc)	“Key Employees” means employees, including officers, whether Directors or not, and including both full-time and part-time employees of the Company or any Subsidiary who, by the nature of their positions or jobs are, in the opinion of the Board, in a position to contribute to the success of the Company;

(dd)	“Manual” means the TSX Company Manual, as amended from time to time;

(ee)	“Net Exercise” has the meaning given to that term in Section 5(d)(xi);

(ff)	“Option” means incentive share purchase options entitling the holder thereof to purchase Shares;

(gg)	“Participant” means any Eligible Person to whom Awards under this Plan are granted;

(hh)	“Participant’s Account” means a notional account maintained for each Participant’s participation in this Plan which will show any Restricted Share Units, Performance Share Units, Deferred Share Units, or Options credited to a Participant from time to time;

(ii)	“Performance-Based Award” means, collectively, Performance Share Units and Restricted Share Units;

(jj)	“Performance Criteria” means criteria established by the Board which, without limitation, may include criteria based on the Participant’s personal performance and/or financial performance of the Company and its Subsidiaries, and that are to be used to determine the vesting of the Performance Share Units;

(kk)	“Performance Cycle” means the applicable performance cycle of the Performance Share Units as may be specified by the Board in the applicable Award Agreement;

(ll)	“Performance Share Unit” means a right awarded to a Participant to receive a payment in Shares as provided in Section 5(b) hereof and subject to the terms and conditions of this Plan and the applicable Award Agreement;

(mm)	“Permitted Reorganization” means a reorganization of the Company, whether alone or in any combination with any of its subsidiaries or Affiliates, in circumstances where the shareholdings or ultimate ownership remains substantially the same upon the completion of the reorganization;

(nn)	“Person” means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or governmental authority or body;

(oo)	“Restriction Period” means the time period between the Grant Date and the Vesting Date of an Award specified by the Board in the applicable Award Agreement;

(pp)	“Restricted Share Unit” means a right awarded to a Participant to receive a payment in Shares as provided in Section 5(a) hereof and subject to the terms and conditions of this Plan and the applicable Award Agreement;

(qq)	“Retirement” means retirement from active employment with the Company or a Subsidiary (i) after attaining age 55 and completing at least three (3) years of service with the Company or a Subsidiary, and/or (ii) with the consent of the Chief Executive Officer the Company (or his or her designee);

(rr)	“Securities Act” means the Securities Act (Ontario), as amended from time to time;

(ss)	“Security-Based Compensation Arrangement” shall have the meaning ascribed thereto in the rules and policies of the TSX, or in the event that such term is not defined in the rules and policies of the TSX, shall mean a stock option, stock option plan, employee stock purchase plan, long-term incentive plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares from treasury to one or more eligible Key Employees, officers, Insiders, service providers or Consultants of the Company or a Subsidiary;

(tt)	“Shareholder” means a registered or beneficial holder of shares or, if the context requires, other securities of a Company;

(uu)	“Shares” means the common shares of the Company;

(vv)	“Subsidiary” means a corporation, company or partnership that is controlled, directly or indirectly, by the Company;

(ww)	“Termination Date” means, as applicable: (i) in the event of a Participant’s Retirement, voluntary termination or termination of employment as a result of a Disability, the date on which such Participant ceases to be an employee or a Consultant of the Company or a Subsidiary; and (ii) in the event of termination of the Participant’s employment or consulting contract by the Company or a Subsidiary, the date on which such Participant is advised by the Company or a Subsidiary, in writing or verbally, that his or her services are no longer required;

(xx)	“Trading Day” means any date on which the Nasdaq Stock Market is open for trading;

(yy)	“Triggering Event” means the consummation of any one of the following:

A.	the dissolution, liquidation or wind-up of the Company;

(B)	a merger or reorganization of the Company with one or more corporations or other entities as a result of which, immediately following such event, the shareholders of the Company as a group, as they were immediately prior to such event, are expected to hold less than a majority of the outstanding capital stock of the surviving corporation;

(C)	the acquisition of all or substantially all of the issued and outstanding shares of the Company by one or more Persons or Entities;

(D)	a Change of Control of the Company;

(E)	the sale or other disposition of all or substantially all of the assets of the Company; or

(F)	a material alteration of the capital structure of the Company which, in the opinion of the Board, is of such a nature that it is not practical or feasible to make adjustments to this Plan or to Awards granted hereunder to permit this Plan and Awards granted hereunder to stay in effect.

(zz)	“TSX” means the Toronto Stock Exchange; and

(aaa)	“Vesting Date” means in respect of any Award, the date when the Award is fully vested in accordance with the provisions of this Plan and the applicable Award Agreement.

Section 3. ADMINISTRATION

(a)	BOARD TO ADMINISTER PLAN. Except as otherwise provided herein, this Plan shall be administered by the Board and the Board shall have full authority to administer this Plan, including the authority to interpret and construe any provision of this Plan and to adopt, amend and rescind such rules and regulations for administering this Plan as the Board may deem necessary in order to comply with the requirements of this Plan.

(b)	DELEGATION TO COMMITTEE. All of the powers exercisable hereunder by the Board may, to the extent permitted by applicable law and as determined by resolution of the Board, be delegated to and exercised by the Committee or such other committee as the Board may determine.

(c)	INTERPRETATION. All actions taken and all interpretations and determinations made or approved by the Board in good faith shall be final and conclusive and shall be binding on the Participants and the Company.

(d)	NO LIABILITY. No Director shall be personally liable for any action taken or determination or interpretation made or approved in good faith in connection with this Plan and the Directors shall, in addition to their rights as Directors, be fully protected, indemnified and held harmless by the Company with respect to any such action taken or determination or interpretation made. The appropriate officers of the Company are hereby authorized and empowered to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of this Plan and of the rules and regulations established for administering this Plan. All costs incurred in connection with this Plan shall be for the account of the Company.

Section 4. SHARES AVAILABLE FOR AWARDS

(a)	LIMITATIONS ON SHARES AVAILABLE FOR ISSUANCE.

(i)	The maximum number of Shares issuable under this Plan shall be 60,285,113 Shares (subject to adjustment as set forth in this Plan). Shares issued under this Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of Shares to the Participant (including where the Award is settled in cash), the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under this Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with the exercise of any Option under this Plan or the payment of any purchase price with respect to any other Award under this Plan, as well as any Shares exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award under this Plan, shall not be available for subsequent Awards under this Plan.

(ii)	Any Award granted under this Plan (other than such Awards representing a maximum of five percent (5%) of the Shares reserved for issuance under this Plan pursuant to Section 4(a)(i) hereof, subject to adjustment as set forth in this Plan) shall be granted subject to a minimum vesting period of at least twelve (12) months, such that no such Awards shall vest prior to the first anniversary of the applicable Grant Date. Notwithstanding the foregoing, the Board may accelerate the vesting of Awards prior to the first anniversary of the applicable Grant Date due to the Participant’s termination of employment, or upon a divestiture, reduction in force or sale or disposition of a subsidiary or division or any other similar event, in each case as determined by the Board.

(iii)	Unless Disinterested Shareholder Approval is obtained, the aggregate number of Shares which may be issued to any one Participant, under this Plan alone or when combined with all other Security-Based Compensation Arrangement of the Company, in any twelve (12) month period shall not exceed five percent (5%) percent of the issued and outstanding Shares, calculated as of the Grant Date;

(iv)	Notwithstanding any other provision in this Section 4, unless Disinterested Shareholder Approval is obtained, the number of the Shares: i) issued to Insiders, within any one-year period, and ii) issuable to Insiders, at any time, under this Plan, or when combined with all of the Company’s other Security-Based Compensation Arrangements, cannot exceed ten percent (10%) of the issued and outstanding Shares, respectively.

(b)	ACCOUNTING FOR AWARDS. For purposes of this Section 4, if an Award is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the Grant Date of such Award against the aggregate number of Shares available for granting Awards under this Plan. For purposes of this Section 4(b) any Awards subject to Performance Criteria shall be counted as if the applicable Performance Criteria were achieved at the maximum level.

(c)	ANTI-DILUTION. If the number of outstanding Shares is increased or decreased as a result of any stock dividend, stock split, combination or exchange of shares, merger, amalgamation, arrangement, consolidation, reclassification, spin-off or other distribution (other than normal cash dividends) of the Company’s assets to shareholders, or any other change in the capital of the Company affecting the Shares, the Board will make appropriate proportionate adjustments, if any, in accordance with the terms of this Plan, the policies of the TSX or the Nasdaq Stock Market, and applicable laws, to the number and price (or other basis upon which an Award is measured) of Restricted Share Units, Performance Share Units, Deferred Share Units and/or Options credited to a Participant. Any additional Awards credited to a Participant in lieu of dividends declared by the Company based on Awards held by the Participant will be included in calculating the limits enumerated in Section 4(a) of this Plan. If such additional Awards result in the Company breaching any of the limits in Section 4(a) of this Plan, the Company shall settle such Awards in cash on the basis of the difference between the price the Participant is required to pay to exercise the Award, if any, and the Fair Market Value. Such cash settlement shall only be to the extent that the additional Awards granted in lieu of dividends declared by the Company do not breach the limits enumerated in Section 4(a). Any determinations by the Board as to appropriate adjustments, if any, shall be made in its sole discretion and all such determinations and adjustments shall be conclusive and binding for all purposes under this Plan.

(d)	FORMER PLAN. From and after the Effective Date, the Former Plan shall be cancelled and deemed to be cancelled, and all awards granted thereunder shall be governed and deemed to be governed by the provisions of this Plan as existing Awards under this Plan.

Section 5. AWARDS

(a)	RESTRICTED SHARE UNITS

(i)	ELIGIBILITY AND PARTICIPATION. Subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of Restricted Share Units to Eligible Persons. Restricted Share Units granted to a Participant shall be credited, as of the Grant Date, to the Participant’s Account. The number of Restricted Share Units to be credited to each Participant shall be determined by the Board in its sole discretion in accordance with this Plan. Each Restricted Share Unit shall, contingent upon the lapse of any restrictions, represent one (1) Share. The number of Restricted Share Units granted pursuant to an Award and the Restriction Period in respect of such Restricted Share Units shall be specified in the applicable Award Agreement. The form of Restricted Share Unit Award Agreement is attached hereto as Schedule “A”. The Company reserves the right to use such other form of Restricted Share Unit Award Agreement as the Company may determine in its sole discretion, which Award Agreement may contain terms than are different from those set forth in this Section 5(a).

(ii)	RESTRICTIONS. Restricted Share Units shall be subject to such restrictions as the Board, in its sole discretion, may establish in the applicable Award Agreement, which restrictions may lapse separately or in combination at such time or times and on such terms, conditions and satisfaction of objectives as the Board may, in its discretion, determine at the time an Award is granted.

(iii)	VESTING. All Restricted Share Units will vest and become payable by the issuance of Shares at the end of the Restriction Period if all applicable restrictions have lapsed, as such restrictions may be specified in the Award Agreement.

(iv)	CHANGE OF CONTROL. In the event a Participant that was granted Restricted Share Units ceases to be an Eligible Person during the 18-month period following a Change of Control due to the Company or a Subsidiary terminating the Participant’s service without cause, or pursuant to a Constructive Dismissal, all restrictions upon any Restricted Share Units held by such Participant shall lapse immediately and all such Restricted Share Units shall become fully vested in the Participant and will accrue to the Participant in accordance with Section 5(a)(ix) hereof, without any pro-ration.

(v)	DEATH. Other than as may be set forth in the applicable Award Agreement, upon the death of a Participant, all restrictions upon any Restricted Share Units granted to such Participant prior to the Participant’s death that are outstanding as of the date of such death shall lapse immediately and all such Restricted Share Units shall become fully vested in the Participant or his or her estate, as the case may be, and will accrue to the Participant’s estate in accordance with Section 5(a)(ix) hereof.

(vi)	TERMINATION OF EMPLOYMENT OR SERVICE.

A.	Where, in the case of Key Employees or Consultants, a Participant’s (i) employment is terminated by the Company or a Subsidiary for cause or (ii) consulting contract is terminated as a result of the Consultant’s breach, all Restricted Share Units granted to the Participant under this Plan that are outstanding as of the Termination Date, whether vested or unvested, will immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Termination Date.

B.	Where, in the case of Key Employees or Consultants, a Participant’s employment or service is terminated by the Participant’s voluntary termination that is not a Retirement, all Restricted Share Units granted to the Participant under this Plan that are outstanding and unvested as of the Termination Date will immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Termination Date.

C.	Where, in the case of Key Employees or Consultants, a Participant’s employment or consulting contract, as applicable, is terminated by the Company or a Subsidiary without cause or due to Retirement by the Participant, all Restricted Share Units granted to the Participant under this Plan will continue to vest in accordance with the terms of such Restricted Share Units. Any Restricted Share Units granted to such Participant which, prior to the Participant’s termination without cause or Retirement, had vested pursuant to the terms of the applicable Award Agreement will accrue to the Participant in accordance with Section 5(a)(ix) hereof.

D.	Upon termination of a Participant’s employment with the Company or a Subsidiary, or upon termination of a Consultant’s contract, the Participant’s eligibility to receive further grants of Awards of Restricted Share Units under this Plan shall cease as of the Termination Date.

(vii)	DISABILITY. Where, in the case of Key Employees or Consultants, a Participant becomes afflicted by a Disability, all Restricted Share Units granted to the Participant under this Plan will continue to vest in accordance with the terms of such Restricted Share Units, provided, however, that no Restricted Share Units may be redeemed during a leave of absence. Where, in the case of Key Employees or Consultants, a Participant’s employment or consulting contract is terminated due to Disability, all restrictions upon any Restricted Share Units granted to the Participant under this Plan that have not vested shall lapse immediately and all such Restricted Share Units shall become fully vested in the Participant and accrue to the Participant in accordance with Section 5(a)(ix) hereof. Any Restricted Share Units granted to such Participant which, prior to the Participant’s termination due to Disability, had vested pursuant to terms of the applicable Award Agreement will accrue to the Participant in accordance with Section 5(a)(ix) hereof.

(viii)	CESSATION OF DIRECTORSHIP. Where, in the case of Directors, a Participant ceases to be a Director for any reason other than a voluntary resignation or for cause, all restrictions upon any Restricted Share Units granted to the Participant under this Plan that have not yet vested shall, unless the applicable Award Agreement provides otherwise, lapse immediately and all such Restricted Share Units shall become fully vested in the Participant and accrue to the Participant in accordance with Section 5(a)(ix) hereof. and subject to the provisions below, immediately terminate without payment. Any Restricted Share Units granted to such Participant which, prior to the Cessation Date for any reason, had vested pursuant to the terms of the applicable Award Agreement will accrue to the Participant in accordance with Section 5(a)(ix) hereof.

(ix)	PAYMENT OF AWARD. As soon as practicable after each Vesting Date of an Award of Restricted Share Units and in any event within 10 Business Days following the Vesting Date, the Restricted Share Units shall be settled in either cash or Shares, as the Company may so determine, unless otherwise provided in the Award Agreement, as follows:

A.	the Company shall issue to the Participant, or if Section 5(a)(v) applies, to the Participant’s estate, a number of Shares equal to the number of Restricted Share Units credited to the Participant’s Account that become payable on the Vesting Date; or

B.	a cash payment in an amount equal to the Fair Market Value multiplied by the quantity of Restricted Share Units credited to a Participant’s Account, and certified funds shall be paid for the Restricted Stock Units, net of applicable withholdings.

Where the Vesting Date of a Restricted Share Unit occurs during a Blackout Period, the settlement period for such Restricted Share Unit shall (to the extent not resulting in accelerated taxation or tax penalties under Section 409A of the Code) be extended to the date that is 10 Business Days following the end of such Blackout Period.

As of the Vesting Date, the Restricted Share Units in respect of which such Shares are issued shall be cancelled and no further payments shall be made to the Participant under this Plan in relation to such Restricted Share Units.

(b)	PERFORMANCE SHARE UNITS

(i)	ELIGIBILITY AND PARTICIPATION. Subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of Performance Share Units to Eligible Persons. Performance Share Units granted to a Participant shall be credited, as of the Grant Date, to the Participant’s Account. The number of Performance Share Units to be credited to each Participant shall be determined by the Board, in its sole discretion, in accordance with this Plan. Each Performance Share Unit shall, contingent upon the attainment of the Performance Criteria within the Performance Cycle, represent one (1) Share, unless otherwise specified in the applicable Award Agreement. The number of Performance Share Units granted pursuant to an Award, the Performance Criteria which must be satisfied in order for the Performance Share Units to vest and the Performance Cycle in respect of such Performance Share Units shall be specified in the applicable Award Agreement. The form of Performance Share Unit Award Agreement is attached hereto as Schedule “B”. The Company reserves the right to use such other form of Performance Share Unit Award Agreement as the Company may determine in its sole discretion, which Award Agreement may contain terms than are different from those set forth in this Section 5(b).

(ii)	PERFORMANCE CRITERIA. The Board will select, settle and determine the Performance Criteria (including without limitation the attainment thereof), for purposes of the vesting of the Performance Share Units, in its sole discretion. An Award Agreement may provide the Board with the right, during a Performance Cycle or after it has ended, to revise the Performance Criteria and the Award amounts if unforeseen events (including, without limitation, changes in capitalization, an equity restructuring, an acquisition or a divestiture) occur which have a substantial effect on the financial results and which in the sole judgment of the Board make the application of the original Performance Criteria unfair or inappropriate unless a revision is made. Notices will be provided by the Company to applicable regulatory authorities or stock exchanges as may be required with respect to the foregoing.

(iii)	VESTING. All Performance Share Units will vest and become payable to the extent that the Performance Criteria and other vesting criteria set forth in the Award Agreement are satisfied for the Performance Cycle, at a time no earlier than the Restriction Period, the determination of the satisfaction of which shall be made by the Board on the Determination Date.

(iv)	CHANGE OF CONTROL. In the event of a Change of Control, all Performance Criteria applicable to any outstanding Performance Share Units and any other vesting criteria will be deemed achieved at actual performance levels (including any stretch criteria above the target level where applicable) as of the date of the Change of Control as determined by the Board in good faith prior to the Change of Control as if the performance period ended as of the date of the Change of Control and such Performance Share Units shall remain outstanding and subject to vesting based solely on the Participant’s continued employment or service through the last day of the originally scheduled applicable performance period; provided that if the Participant ceases to be an Eligible Person during the 18-month period following a Change of Control due to the Company or a Subsidiary terminating the Participant’s service without cause, or pursuant to a Constructive Dismissal, all Performance Share Units that are outstanding as of the Termination Date shall become fully vested in such Participant and shall become payable to the Participant in accordance with Section 5(b)(viii) hereof, without any pro-ration.

(v)	DEATH. Other than as may be set forth in the applicable Award Agreement and below, upon the death of a Participant, all Performance Criteria applicable to such Performance Share Units and any other vesting criteria will be deemed achieved at actual performance levels (including any stretch criteria above the target level where applicable) as of the date of the Participant’s death, as determined by the Board in good faith, all other terms and conditions will be deemed met, and such Performance Share Units shall become fully vested in such Participant or his or her estate, as the case may be, and shall become payable in accordance with Section 5(b)(viii) hereof, provided that the Performance Cycle for all such Performance Share Units shall be deemed to have ended on the date of the Participant’s death.

(vi)	TERMINATION OF EMPLOYMENT OR SERVICE.

A.	Where, in the case of Key Employees or Consultants, a Participant’s (i) employment is terminated by the Company or a Subsidiary for cause or (ii) consulting contract is terminated as a result of the Consultant’s breach, all Performance Share Units granted to the Participant under this Plan, whether vested or unvested, will immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Termination Date.

B.	Where, in the case of Key Employees or Consultants, a Participant’s employment or service is terminated by the Participant’s voluntary termination that is not a Retirement, all Performance Share Units granted to the Participant under this Plan that are outstanding and unvested as of the Termination Date will immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Termination Date.

C.	Where, in the case of Key Employees or Consultants, a Participant’s employment or consulting contract, as applicable, is terminated by the Company or a Subsidiary without cause or due to Retirement, all Performance Criteria applicable to such Performance Share Units and any other vesting criteria will be deemed achieved at actual performance levels (including any stretch criteria above the target level where applicable), as determined by the Board in good faith, all other terms and conditions will be deemed met, and such Performance Share Units shall vest on a pro-rated basis in an amount equal to the product of (i) the total number of Performance Share Units that would vest based on actual performance and (ii) a fraction, the numerator of which is the number of days elapsed between the Grant Date and the Termination Date and the denominator of which is the total number of days in the performance period, and shall become payable to the Participant in accordance with Section 5(b)(viii) hereof, provided that the Performance Cycle for all such Performance Share Units shall be deemed to have ended on the Participant’s Termination Date.

D.	In the case of Key Employees, upon termination of a Participant’s employment with the Company or a Subsidiary, or upon termination of Consultants contract the Participant’s eligibility to receive further grants of Awards of Performance Share Units under this Plan shall cease as of the Termination Date.

(vii)	DISABILITY. Where, in the case of Key Employees or Consultants, a Participant becomes afflicted by a Disability, all Performance Share Units granted to the Participant under this Plan will continue to vest in accordance with the terms of such Performance Share Units, provided, however, that no Performance Share Units may be redeemed during a leave of absence. Where, in the case of Key Employees or Consultants, a Participant’s employment or consulting contract is terminated due to Disability, all Performance Criteria applicable to such Performance Share Units and any other vesting criteria will be deemed achieved at actual performance levels (including any stretch criteria above the target level where applicable), as determined by the Board in good faith, all other terms and conditions will be deemed met, and such Performance Share Units shall become fully vested in such Participant and shall become payable to the Participant in accordance with Section 5(b)(viii) hereof, provided that the Performance Cycle for all such Performance Share Units shall be deemed to have ended on the date the Participant’s employment or consulting contract is terminated. Any Restricted Share Units granted to such Participant which, prior to the Participant’s termination due to Disability, had vested pursuant to terms of the applicable Award Agreement will accrue to the Participant in accordance with Section 5(a)(ix) hereof

(viii)	PAYMENT OF AWARD. Subject to the applicable Award Agreement, which in no case shall provide that such Performance Share Units expire in a period greater than 12 months from the Termination Date, payment to Participants in respect of vested Performance Share Units shall be made after the Determination Date for the applicable Award and in any case within ninety (90) days after the last day of the Performance Cycle to which such Award relates. Such payments shall be made entirely in Shares, unless otherwise provided for in the applicable Award Agreement. The Company shall issue to the Participant, or if Section 5(b)(v) applies, to the Participant’s estate, a number of Shares equal to the number of Performance Share Units that have vested. As of the Vesting Date, the Performance Share Units in respect of which such Shares are issued shall be cancelled and no further payments shall be made to the Participant under this Plan in relation to such Performance Share Units.

(c)	DEFERRED SHARE UNITS

(i)	ELIGIBILITY AND PARTICIPATION. Subject to the provisions of this Plan and such other terms and conditions as the Board may prescribe, the Board may, from time to time, grant Awards of Deferred Share Units to Directors. Directors become Participants effective as of the date he or she is first appointed or elected as a Director and cease to be Participants on the Cessation Date for any reason. Deferred Share Units granted to a Participant in accordance with Section 5(c) hereof shall be credited, as of the Grant Date, to the Participant’s Account. The form of Deferred Share Unit Award Agreement is attached hereto as Schedule “C”. The Company reserves the right to use such other form of Deferred Share Unit Award Agreement as the Company may determine in its sole discretion, which Award Agreement may contain terms than are different from those set forth in this Section 5(c).

(ii)	ELECTION. Each Director may elect to receive any part or all of his or her Fees and/or Awards, as applicable, in Deferred Share Units under this Plan. Elections by Participants regarding the amount of their Awards that they wish to receive in Deferred Share Units shall be made no later than December 31 of any given year with respect to Awards for the following year. Any Director who becomes a Participant during a fiscal year and wishes to receive an amount of his or her Awards for the remainder of that year in Deferred Share Units must make his or her election within 30 days of becoming a Director.

(iii)	CALCULATION. The number of Deferred Share Units to be credited to the Participant’s Account shall be calculated by dividing the amount of Fees selected by a Director in the applicable Election Form by the Fair Market Value on the Grant Date, or if more appropriate, another trading range that best represents the period for which the award was earned (or such other price as required under Exchange policies). If, as a result of the foregoing calculation, a Participant shall become entitled to a fractional Deferred Share Unit, the Participant shall only be credited with a full number of Deferred Share Units (rounded down) and no payment or other adjustment will be made with respect to the fractional Deferred Share Unit.

(iv)	PAYMENT OF AWARD. Each Participant shall be entitled to receive, after the effective date that the Participant ceases to be a Director for any reason or any earlier vesting period(s) as may be set forth in the applicable Award Agreement and following the end of the Restriction Period, by providing written notice of settlement to the Company setting out: (a) whether the Deferred Share Units will be settled in cash or Shares, and (b) if applicable, the particulars regarding the registration of the Shares issuable on settlement, and if no such notice is given, then on the first anniversary of the Cessation Date or any earlier period on which the Deferred Share Unit vested, as the case may be, at the sole discretion of the Participant, either:

A.	that number of Shares equal to the number of Deferred Share Units credited to the Participant’s Account, such Shares to be issued from treasury of the Company; or

B.	a cash payment in an amount equal to the Fair Market Value on the Cessation Date multiplied by the quantity of Deferred Share Units credited to a Participant’s Account, net of applicable withholdings.

For greater certainty, any vesting period as may be set forth in the applicable Award Agreement that is earlier than the date the Participant ceases to be a Director, must be no less than twelve (12) months following the date the Deferred Share Unit is granted to the Participant.

(v)	EXCEPTION. In the event that the value of a Deferred Share Unit would be determined with reference to a period commencing at a fiscal quarter-end of the Company and ending prior to the public disclosure of interim financial statements for the quarter (or annual financial statements in the case of the fourth quarter), the cash payment of the value of the Units will be made to the Participant with reference to the five (5) Trading Days immediately following the public disclosure of the interim financial statements for that quarter (or annual financial statements in the case of the fourth quarter).

(vi)	DEATH. Upon death of a Participant, the Participant’s estate shall be entitled to receive, within 120 days after the Participant’s death and at the sole discretion of the Board, a cash payment or Shares that would have otherwise been payable in accordance with Section 5(c)(iv) hereof to the Participant upon such Participant ceasing to be a Director.

(vii)	CESSATION OF DIRECTORSHIP. Where a Participant ceases to be a Director for any reason, any Deferred Share Unit held by such Participant at such time, to the extent that it shall not otherwise have become vested, shall automatically become fully and immediately vested, without regard to any otherwise applicable vesting requirement, and shall be settled in accordance with Section 5(c)(iv) hereof.

(d)	OPTIONS

(i)	ELIGIBILITY AND PARTICIPATION. Subject to the provisions of this Plan and such other terms and conditions as the Board may determine, the Board may, from time to time, in its discretion, grant Awards of Options to Eligible Persons. Options granted to a Participant shall be credited, as of the Grant Date, to the Participant’s Account. The number of Options to be credited to each Participant shall be determined by the Board in its sole discretion in accordance with this Plan. The form Option Award Agreement is attached hereto as Schedule “D”. The Company reserves the right to use such other form of Option Award Agreement as the Company may determine in its sole discretion, which Award Agreement may contain terms than are different from those set forth in this Section 5(d).

(ii)	EXERCISE PRICE. The exercise price of the Options shall be determined by the Board at the time the Option is granted and shall not be lower than the Fair Market Value on the Grant Date. The Board shall not reprice any Options previously granted under this Plan, except in accordance with the rules and policies of the TSX and the Nasdaq Stock Market. For greater certainty, the Company will be required to obtain Disinterested Shareholder Approval in respect of any reduction in the exercise price of Options, or the extension of the term of an Option, granted to any Participant if the Participant is an Insider at the time of the proposed reduction or extension, if and to the extent required by the rules and policies of the TSX or the Nasdaq Stock Market.

(iii)	TIME AND CONDITIONS OF EXERCISE. The Board shall determine the time or times at which an Option may be exercised in whole or in part, provided that the term of any Option granted under this Plan shall not exceed ten years. The Board shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(iv)	EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement. The Award Agreement shall reflect the Board’s determinations regarding the exercise price, time and conditions of exercise (including vesting provisions) and such additional provisions as may be specified by the Board.

(v)	EXERCISE. The exercise of any Option will be contingent upon receipt by the Company of a written notice of exercise in the manner and in the form set forth in the applicable Award Agreement, which written notice shall specify the number of Shares with respect to which the Option is being exercised, and which shall be accompanied by a cash payment, certified cheque or bank draft for the full purchase price of such Shares with respect to which the Option is exercised. Certificates for such Shares shall be issued and delivered to the Participant within a reasonable time following the receipt of such notice and payment. Neither the Participants nor their legal representatives, legatees or distributees will be, or will be deemed to be, a holder of any Shares unless and until the certificates for the Shares issuable pursuant to Options under this Plan are issued to such Participants under the terms of this Plan. Where the expiry date for an Option occurs during a Blackout Period, the expiry date for such Option shall (to the extent not resulting in accelerated taxation or tax penalties under Section 409A of the Code) be extended to the date that is 10 Business Days following the end of such Blackout Period.

(vi)	CHANGE OF CONTROL. In the event a Participant that was granted Options ceases to be an Eligible Person during the 18-month period following a Change of Control due to the Company or a Subsidiary terminating the Participant’s service without cause, or pursuant to a Constructive dismissal, each outstanding Option issued to such Participant, to the extent that it shall not otherwise have become vested and exercisable, and subject to the applicable Award Agreement, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement, and may be exercised or surrendered in accordance with this Section 5(d) at any time during the period that terminates on the earlier of the relevant Option’s expiry date and the first anniversary of the date such Participant ceased to be an Eligible Person.

(vii)	DEATH. Where a Participant shall die, each outstanding Option held by such Participant at the date of death, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement, and may be exercised or surrendered in accordance with this Section 5(d) at any time during the period that terminates on the earlier of the relevant Option’s expiry date and the first anniversary of the date of death of such Participant.

(viii)	TERMINATION OF EMPLOYMENT OR SERVICE.

A.	Where, in the case of Key Employees or Consultants, a Participant’s (i) employment is terminated by the Company or a Subsidiary for cause or (ii) consulting contract is terminated as a result of the Consultant’s breach, no Option held by such Participant shall be exercisable from the Termination Date.

B.	Where, in the case of Key Employees or Consultants, a Participant’s employment or service is terminated by the Participant’s voluntary termination that is not a Retirement, all Options granted to the Participant under this Plan that are outstanding and unvested as of the date of such termination will immediately terminate without payment, be forfeited and cancelled and shall be of no further force or effect as of the Termination Date and all Options granted under this Plan that were outstanding and unvested as of the Termination Date may be exercised or surrendered in accordance with this Section 5(d) at any time during the period that terminates on the earlier of the relevant Option’s expiry date and the first anniversary of such Termination Date.

C.	Where, in the case of Key Employees or Consultants, a Participant’s employment or consulting contract, as applicable, is terminated by the Company or a Subsidiary without cause or due to Retirement, subject to the applicable Award Agreement, any Option held by such Participant at such time, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement, and may be exercised or surrendered in accordance with this Section 5(d) at any time during the period that terminates on the earlier of the relevant Option’s expiry date and the first anniversary of such Termination Date.

(ix)	DISABILITY. Where, in the case of Key Employees or Consultants, a Participant becomes afflicted by a Disability, all Options granted to the Participant under this Plan will continue to vest in accordance with the terms of such Options. Where, in the case of Key Employees or Consultants, a Participant’s employment or consulting contract is terminated due to Disability, subject to the applicable Award Agreement, each outstanding Option issued to such Participant, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement, and may be exercised or surrendered in accordance with this Section 5(d) at any time during the period that terminates on the earlier of the relevant Option’s expiry date and the first anniversary of such Termination Date.

(x)	CESSATION OF DIRECTORSHIP. Where, in the case of Directors, a Participant ceases to be a Director for any reason other than a voluntary resignation or for cause, any Option held by such Participant at such time, to the extent that it shall not otherwise have become vested and exercisable, shall automatically become fully and immediately vested and exercisable, without regard to any otherwise applicable vesting requirement, and may be exercised or surrendered in accordance with this Section 5(d) at any time during for a period of 12 months after the Cessation Date or prior to the expiration of the Option, whichever is sooner.

(xi)	NET EXERCISE. In lieu of the exercise price of each Share underlying an Option being paid in cash, the Option may be exercised, at the discretion of the Option holder and only with the written permission of the Board and as permitted by the policies of the TSX and the Nasdaq Stock Market, by a “Net Exercise”, whereby the Option holder will receive only the number of Shares underlying the Option that is equal to the quotient obtained by dividing:

A.	the product of the number of Options being exercised multiplied by the difference between the Fair Market Value of the underlying Shares and the exercise price of the subject Options by

B.	the Fair Market Value of the underlying Shares.

(xii)	CASHLESS EXERCISE. In lieu of the exercise price of each Share underlying an Option being paid in cash, the Option may be exercised, except Options granted to persons performing Investor Relations Activities, at the discretion of the Option holder and only with the written permission of the Board and as permitted by the policies of the TSX and the Nasdaq Stock Market, by a “Cashless Exercise” whereby the Option holder will may elect for a broker-assisted cashless exercise and shall receive:

A.	an amount in cash equal to the cash proceeds realized upon the sale in the capital markets of the Shares underlying the Option (or portion thereof being exercised) by a securities dealer designated by the Company, less the aggregate exercise price, any applicable withholding taxes, and any transfer costs charged by the securities dealer to sell the Shares;

B.	an aggregate number of Shares that is equal to the number of Shares underlying the Option (or portion thereof being exercised) minus the number of Shares sold in the capital markets by a securities dealer designated by the Company as required to realize cash proceeds equal to the aggregate exercise price, any applicable withholding taxes and any transfer costs charged by the securities dealer to sell the Shares; or

C.	a combination of Section 5(d)(xii)(A) and 5(d)(xii)(B).

(xiii)	SURRENDER OF OPTION FOR CASH. In lieu of the exercise price of each Share underlying an Option being paid in cash, an Option holder may elect to surrender for cancellation, unexercised, any vested Option that is otherwise then exercisable and, in consideration for such surrender for cancellation, to receive a cash payment in an amount equal to the positive difference, if any, obtained by subtracting the aggregate Exercise Price of the surrendered Option from the then current Fair Market Value of the Shares subject to the surrendered Option, less applicable withholding taxes. The Board has the sole discretion to consent to or disapprove of the election of the Option holder to surrender any vested Option pursuant to this Section 5(d)(xiii). If the Board disapproves of the election, the Option holder may (i) exercise the Option under this Section 5(d), or (ii) retract the request to surrender such Option and retain the Option. If the Board consents to the election, the Company shall make the cash payment to the Option holder in respect of the surrendered Option within 30 days. Any cash payment in accordance with this Section 5(d)(xiii) shall be payable in United States dollars, unless otherwise agreed by the Board and the Option holder.

(e)	GENERAL TERMS APPLICABLE TO AWARDS

(i)	FORFEITURE EVENTS. The Board will specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company policies, fraud, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company.

(ii)	AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER. Without limiting Section (5)(e), Awards may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other Security-Based Compensation Arrangement of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other Security-Based Compensation Arrangement of the Company or any Subsidiary, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)	NON-TRANSFERABILITY OF AWARDS. No Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company. The Company does not intend to make Awards assignable or transferrable, except where required by law or in certain estate proceedings described herein.

(iv)	CONDITIONS AND RESTRICTIONS UPON SECURITIES SUBJECT TO AWARDS. The Board may provide that the Shares issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Board in its sole discretion may specify, including without limitation, conditions on vesting or transferability and forfeiture or repurchase provisions or provisions on payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation: (A) restrictions under an insider trading policy or pursuant to applicable law; (B) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Security-Based Compensation Arrangements; (C) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and (D) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

(v)	SHARE CERTIFICATES. All Shares delivered under this Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under this Plan or the rules, regulations, and other requirements of any securities commission, the Exchange, and any applicable securities legislation, regulations, rules, policies or orders, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(vi)	CONFORMITY TO PLAN. In the event that an Award is granted which does not conform in all particulars with the provisions of this Plan, or purports to grant an Award on terms different from those set out in this Plan, the Award shall not be in any way void or invalidated, but the Award shall be adjusted by the Board to become, in all respects, in conformity with this Plan.

(vii)	DIVIDEND EQUIVALENTS. At the discretion of the Board, each RSU, DSU and PSU (representing one Share) may be credited with cash and stock dividends paid by the Company in respect of one Share (“Dividend Equivalents”). Dividend Equivalents will be deemed re-invested in additional RSUs, DSUs, or PSUs, as the case may be, based on the Fair Market Value of a Share on the applicable dividend payment date and rounded down to the nearest whole share.

(f)	GENERAL TERMS APPLICABLE TO PERFORMANCE-BASED AWARDS

(i)	PERFORMANCE EVALUATION; ADJUSTMENT OF GOALS. At the time that a Performance-Based Award is first issued, the Board, in the Award Agreement or in another written document, may specify whether performance will be evaluated including or excluding the effect of any of the following events that occur during the Performance Cycle or Restriction Period, as the case may be: (A) judgments entered or settlements reached in litigation; (B) the write down of assets; (C) the impact of any reorganization or restructuring; (D) the impact of changes in tax laws, accounting principles, regulatory actions or other laws affecting reported results; (E) extraordinary non-recurring items as may be described in the Company’s management’s discussion and analysis of financial condition and results of operations for the applicable financial year; (F) the impact of any mergers, acquisitions, spin-offs or other divestitures; and (G) foreign exchange gains and losses.

(ii)	ADJUSTMENT OF PERFORMANCE-BASED AWARDS. The Board shall have the sole discretion to adjust the determinations of the degree of attainment of the pre-established Performance Criteria or restrictions, as the case may be, as may be set out in the applicable Award Agreement governing the relevant Performance-Based Award. Notwithstanding any provision herein to the contrary, the Board may not make any adjustment or take any other action with respect to any Performance-Based Award that will increase the amount payable under any such Award. The Board shall retain the sole discretion to adjust Performance-Based Awards downward or to otherwise reduce the amount payable with respect to any Performance-Based Award.

Section 6. AMENDMENT AND TERMINATION

(a)	RESERVED.

(b)	AMENDMENTS AND TERMINATION OF THIS PLAN AND AWARDS. The Board at any time, and from time to time, may amend or suspend any provision of an Award or this Plan, or terminate this Plan, subject to those provisions of applicable laws (including, without limitation, the rules, regulations and policies of the TSX or Nasdaq Stock Market), if any, that require the approval of security holders or any governmental or regulatory body regardless of whether any such amendment or suspension is material, fundamental or otherwise, and notwithstanding any rule of common law or equity to the contrary.

(c)	AMENDMENTS WITHOUT SECURITY HOLDER APPROVAL. Without limiting the generality of the foregoing, the Board may make the following types of amendments to this Plan or any Awards without seeking security holder approval:

(i)	amendments of a “housekeeping” or administrative nature, including any amendment for the purpose of curing any ambiguity, error or omission in this Plan, or to correct or supplement any provision of this Plan that is inconsistent with any other provision of this Plan;

(ii)	amendments necessary to comply with the provisions of applicable law (including, without limitation, the rules, regulations and policies of the TSX or the Nasdaq Stock Market);

(iii)	amendments necessary for Awards to qualify for favourable treatment under applicable tax laws;

(iv)	amendments to the vesting provisions of this Plan or any Award;

(v)	amendments to include or modify a cashless exercise feature, payable in cash or Shares, which provides for a full deduction of the number of underlying Shares from the Plan maximum;

(vi)	amendments to the termination or early termination provisions of this Plan or any Award, whether or not such Award is held by an Insider, provided such amendment does not entail an extension beyond the original expiry date of the Award; and

(vii)	amendments necessary to suspend or terminate this Plan.

(d)	AMENDMENTS REQUIRING SECURITY HOLDER APPROVAL. Security holder approval will be required for the following types of amendments:

(i)	any amendment to increase the maximum number of Shares issuable under this Plan, other than pursuant to Section 4(c);

(ii)	any amendment to this Plan that increases the length of the period after a Blackout Period during which Options may be exercised;

(iii)	any amendment that would result in the Exercise Price for any Option granted under this Plan being lower than the Fair Market Value at the Grant Date of the Option;

(iv)	any amendment to remove, exceed or increase any limit on Awards to non-employee Directors;

(v)	any amendment to remove or to exceed the Insider participation limit set out in Section 4(a)(iv);

(vi)	any amendment that reduces the Exercise Price of an Option or permits the cancellation and reissuance of an Option or other entitlement, in each case, other than pursuant to Section 4(c);

(vii)	any amendment extending the term of an Option beyond the original expiry date, except as provided in Section 5(d)(v);

(viii)	any amendment to the amendment provisions;

(ix)	any amendment that would allow for the transfer or assignment of Awards under this Plan, other than for normal estate settlement purposes; and

(x)	amendments required to be approved by security holders under applicable law (including the rules, regulations and policies of the TSX or the Nasdaq Stock Market).

(e)	NO IMPAIRMENT OF RIGHTS. Except as expressly set forth herein or as required pursuant to applicable laws, no action of the Board or security holders may materially adversely alter or impair the rights of a Participant under any Award previously granted to the Participant unless (a) the Company requests the consent of the Participant and (b) the Participant consents in writing.

Section 7. GENERAL PROVISIONS

(a)	NO RIGHTS TO AWARDS. No Director, Key Employee, Consultant or other Person shall have any claim to be granted any Award under this Plan, or, having been selected to receive an Award under this Plan, to be selected to receive a future Award, and further there is no obligation for uniformity of treatment of Directors, Key Employees, Consultant or holders or beneficiaries of Awards under this Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b)	WITHHOLDING. The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under this Plan the amount (in cash, Shares, other securities, or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under this Plan and to take such other action as may be necessary in the opinion of the Company to satisfy statutory withholding obligations for the payment of such taxes. Without in any way limiting the generality of the foregoing, whenever cash is to be paid on the redemption, exercise or vesting of an Award, the Company shall have the right to deduct from all cash payments made to a Participant any taxes required by law to be withheld with respect to such payments. Whenever Shares are to be delivered on the redemption, exercise or vesting of an Award, the Company shall have the right to deduct from any other amounts payable to the Participant any taxes required by law to be withheld with respect to such delivery of Shares, or if any payment due to the Participant is not sufficient to satisfy the withholding obligation, to require the Participant to remit to the Company in cash an amount sufficient to satisfy any taxes required by law to be withheld. At the sole discretion of the Board, a Participant may be permitted to satisfy the foregoing requirement by:

(i)	electing to have the Company withhold from delivery Shares having a value equal to the amount of tax required to be withheld, or

(ii)	delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or a portion of the Shares and to deliver to the Company from the sales proceeds an amount sufficient to pay the required withholding taxes.

(c)	NO LIMIT ON OTHER SECURITY-BASED COMPENSATION ARRANGEMENTS. Nothing contained in this Plan shall prevent the Company or a Subsidiary from adopting or continuing in effect other Security-Based Compensation Arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)	NO RIGHT TO EMPLOYMENT. The grant of an Award shall not constitute an employment contract nor be construed as giving a Participant the right to be retained in the employ of the Company. Further, the Company may at any time dismiss a Participant from employment, free from any liability, or any claim under this Plan, unless otherwise expressly provided in this Plan or in any Award Agreement.

(e)	NO RIGHT AS SHAREHOLDER. Neither the Participant nor any representatives of a Participant’s estate shall have any rights whatsoever as Shareholders in respect of any Shares covered by such Participant’s Award, until the date of issuance of a share certificate to such Participant or representatives of a Participant’s estate for such Shares.

(f)	GOVERNING LAW. This Plan and all of the rights and obligations arising herefrom shall be interpreted and applied in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such state.

(g)	SEVERABILITY. If any provision of this Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of this Plan and any such Award shall remain in full force and effect.

(h)	CLAWBACK. Notwithstanding any other provisions in this Plan, any Award, including any Shares, cash or other property subject to or purchased or received pursuant to an Award, shall be subject to any recovery, recoupment, clawback and/or other forfeiture policy maintained by the Company from time to time or otherwise required by applicable law.

(i)	SECTION 409A OF THE CODE. This Plan as well as payments and benefits under this Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, this Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of this Plan and no payment shall be due to the Participant under this Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in this Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in this Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such awards (or other amounts) shall instead be made on the first Business Day after the date that is six (6) months following such separation from service (or upon the Participant’s death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Board shall have the sole authority to make any accelerated distributions permissible under Treas. Reg. Section 1.409A-3(j)(4) to Participants with respect to any deferred amounts, provided that such distributions meets the requirements of Treas. Reg. Section 1.409A-3(j)(4). The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.

(j)	NO TRUST OR FUND CREATED. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured creditor of the Company.

(k)	NO FRACTIONAL SHARES. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award, and the Board shall determine whether cash, or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

(l)	HEADINGS. Headings are given to the Sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

(m)	NO REPRESENTATION OR WARRANTY. The Company makes no representation or warranty as to the value of any Award granted pursuant to this Plan or as to the future value of any Shares issued pursuant to any Award.

(n)	NO REPRESENTATIONS OR COVENANTS WITH RESPECT TO TAX QUALIFICATION. Although the Company may, in its discretion, endeavor to (i) qualify an Award for favourable tax treatment or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under this Plan.

(o)	CONFLICT WITH AWARD AGREEMENT. In the event of any inconsistency or conflict between the provisions of this Plan and an Award Agreement, the provisions of this Plan shall govern for all purposes.

(p)	COMPLIANCE WITH LAWS. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company is listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(i)	obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(ii)	completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(q)	EQUITY PLAN MANAGEMENT PORTAL. Any Awards granted or issued under this Plan shall be permitted to be exercisable through a platform, system, portal or such other program that permits the exercise of Awards that the Company may adopt from time to time, to the extent that such a platform, system, portal or program is made available by the Company to Participants.

Section 8. EFFECTIVE DATE OF THIS PLAN

This Plan became effective as of April 1, 2026, which was the date (the “Effective Date”) that the Company became a Delaware corporation.

Section 9. TERM OF THIS PLAN

This Plan shall continue in full force and effect unless terminated as provided in Section 6 hereof, or if any approvals required by the TSX or Nasdaq Stock Market are not obtained on the terms and conditions required thereby.

SCHEDULE “A”

RESTRICTED SHARE UNIT
AWARD AGREEMENT

Keel Infrastructure Corp. (the “Company”) has awarded Restricted Share Units (“RSUs”) to the Participant named below pursuant to the Company’s Long-Term Performance Incentive Plan (“LTIP”).

The Company hereby confirms that on

** (the “Grant Date”)

** (the “Participant”) is an Eligible Person and was awarded

** RSUs of the Company.

The RSUs vest 1/3 on the 1st anniversary of the Grant Date and 1/3 on each of the 2nd and 3rd anniversary dates of the Date, respectively, all on the terms set out in, and in accordance with, the LTIP.

The RSUs granted to a Participant will be credited, as of the Grant Date, to a notional account in the name of the Participant that is maintained on the corporate accounting records of the Company in respect of the Participant’s participation in the LTIP.

Each RSU shall, contingent upon vesting provisions, represent one common share of the Company. The Company will issue from treasury to the Participant that number of common shares equal to the number of RSUs credited to the Participant’s account that become payable on the vesting date.

As of the Vesting Date, the RSUs in respect of which such common shares are to be issued shall be cancelled and no further payments shall be made to the Participant under the LTIP in relation to the RSUs.

This agreement and the RSUs evidenced hereby are not assignable, transferable, or negotiable and are subject to the detailed terms and conditions contained in the LTIP. This RSU Award Agreement is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the LTIP and the records of the Company shall prevail.

KEEL INFRASTRUCTURE CORP.

By:
Authorized Signatory

I, [name of Participant] hereby confirm that I am an Eligible Person as defined under the LTIP and accept the award of RSUs

_____________________

[name]

SCHEDULE “B”

PERFORMANCE SHARE UNIT
AWARD AGREEMENT

Keel Infrastructure Corp. (the “Company”) has awarded Performance Share Units (“PSUs”) to the Participant named below pursuant to the Company’s Long-Term Performance Incentive Plan (“LTIP”).

The Company hereby confirms that on

** (the “Grant Date”)

** (the “Participant”) is an Eligible Person and was awarded

** PSUs of the Company.

The PSUs shall vest upon the attainment of the following criteria (the “Performance Criteria”) prior to ** (the “Performance Cycle”): ***

all on the terms set out in, and in accordance with, the LTIP.

The PSUs granted to a Participant will be credited, as of the Grant Date, to a notional account in the name of the Participant that is maintained on the corporate accounting records of the Company in respect of the Participant’s participation in the LTIP.

Contingent upon the attainment of the Performance Criteria within the Performance Cycle, each PSU shall represent one common share of the Company. On satisfaction of the Performance Criteria and after that date that is determined by the Board that the Performance Criteria has been satisfied (the “Determination Date”), the Company will issue from treasury to the Participant that number of common shares equal to that number of PSUs credited to the Participant’s account that have become vested.

Following the vesting of the PSUs and issuance of common shares in respect thereof, the PSUs shall be cancelled and no further payments shall be made to the Participant under the LTIP in relation to those PSUs.

This agreement and the PSUs evidenced hereby are not assignable, transferable, or negotiable and are subject to the detailed terms and conditions contained in the LTIP. This PSU Award Agreement is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the LTIP and the records of the Company shall prevail.

KEEL INFRASTRUCTURE CORP.

By:
Authorized Signatory

I, [name of Participant] hereby confirm that I am an Eligible Person as defined under the LTIP and accept the award of PSUs

_____________________

[name]

SCHEDULE “C”

DEFERRED SHARE UNIT
AWARD AGREEMENT

Keel Infrastructure Corp. (the “Company”) has awarded Deferred Share Units (“DSUs”) to the Participant named below pursuant to the Company’s Long-Term Performance Incentive Plan (“LTIP”).

The Company hereby confirms that on

** (the “Grant Date”)

** (the “Participant”) is an Eligible Person and was awarded

** DSUs of the Company.

In accordance with the terms of the Company’s LTIP, the DSUs will be credited to your account and will be paid out at the time and in the manner specified in the LTIP.

This agreement and the DSUs evidenced hereby are not assignable, transferable, or negotiable and are subject to the detailed terms and conditions contained in the LTIP. This DSU Award Agreement is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the LTIP and the records of the Company shall prevail.

KEEL INFRASTRUCTURE CORP.

By:
Authorized Signatory

I, [name of Participant] hereby confirm that I am an Eligible Person as defined under the LTIP and accept the award of DSUs

_____________________

[name]

SCHEDULE “D”

OPTION
AWARD AGREEMENT

Keel Infrastructure Corp. (the “Company”) has awarded incentive share purchase options (“Options”) to the Participant named below pursuant to the Company’s Long-Term Performance Incentive Plan (“LTIP”).

The Company hereby confirms that on:

*** (the “Grant Date”);

** (the “Participant”) is an Eligible Person and was awarded

** Options for the purchase of ** common shares of the Company

At a price of $** per share (the “Exercise Price”)

until ** (the “Expiry Date”)

The Options vest 1/3 on the 1st anniversary date of the Grant Date and 1/3 on each of the 2nd and 3rd anniversary dates of the Grant Date, respectively.

The Options are granted on the terms set out in, and in accordance with, the LTIP. The Company will provide the Participant with a copy of the LTIP if requested.

To exercise the Options, the Participant must submit to the CEO, CFO or Corporate Secretary of the Company a completed authorization request in the prescribed form attached to this Option Award Agreement, along with a certified cheque, wire transfer or electronic fund transfer to the Company for the aggregate Exercise Price, plus any taxes or withholding remittances the Company may be required to remit on behalf of the Participant.

This agreement and the Options evidenced hereby are not assignable, transferable, or negotiable and are subject to the detailed terms and conditions contained in the LTIP. This agreement is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the LTIP and the records of the Company shall prevail.

KEEL INFRASTRUCTURE CORP.

Authorized Signatory

I, [name of Participant] hereby confirm that I am an Eligible Person as defined under the LTIP and accept the award of Options

____________________

[name]